UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities

On February 15, 2024, Sonder Holdings Inc. (the “Company”) announced a reduction in force affecting approximately 106 corporate roles, or 17% of the corporate workforce, which is estimated to lead to approximately $11 million in annualized cost savings. Affected employees were informed of the reduction in force on or about this date. The Company expects the reduction in force to be substantially complete by the end of the first quarter of 2024.

Total costs and cash expenditures for the reduction in force are estimated at $2 million to $3 million, substantially all of which are related to employee severance and benefits costs and will be recognized in the first quarter of 2024. The Company expects to pay the majority of these reduction in force amounts in the first quarter of 2024.

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which are identified by words such as “plans,” “expects,” “may,” “believes,” “estimates”, “intends,” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of various factors. For example, this Current Report on Form 8-K includes statements regarding the timing and scope of the reduction in force and the amount and timing of the related charges. Many factors could affect the actual results of the reduction in force, including estimates of employee headcount reductions, cash expenditures that may be made by the Company in connection with the reduction in force and the number of outstanding unvested equity awards that will be canceled as a result of the reduction in force. The information contained in the Company’s periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause the Company’s actual results to differ materially from those stated in or implied by the Company’s forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon any forward-looking statements. Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: February 20, 2024	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer and Treasurer